EXHIBIT 10.2.5

GUARANTY

GUARANTY made March 10, 2017, by IntriCon Corporation, a Pennsylvania corporation (the “Guarantor”) in favor of Arden Partners I, L.L.P., a Minnesota limited liability partnership (“Arden”).

WHEREAS, Guarantor owns all of the issued and outstanding shares of stock in IntriCon, Inc., a Minnesota corporation (“Company”); and

WHEREAS, Arden, as Lessor, and Company, as Lessee, are parties to that certain Amended and Restated Office/Warehouse Lease dated November 1, 1996 (the “Original Lease”), as amended by Amended and Restated Office/Warehouse Lease Extension Agreement dated October 1, 2001 (“First Amendment”), Amended and Restated Office/Warehouse Lease Second Extension Agreement dated October 20, 2011 (“Second Amendment”), and Amended and Restated Office/Warehouse Lease Third Extension Agreement dated September 17, 2013 (“Third Amendment”) (collectively, the “Lease”), for the lease of 1260 Red Fox Road, Arden Hills, Minnesota (the “Premises”); and

WHEREAS, Arden intends to enter into an Amended and Restated Office/Warehouse Lease Fourth Extension Agreement (“Fourth Amendment”) with Company whereby the term of the Lease will be extended and certain other terms of the Lease will be amended; and

WHEREAS, Arden will not enter into the Fourth Amendment with Company unless Guarantor executes this Guaranty; and

WHEREAS, to induce Arden to enter into the Fourth Amendment with Company, Guarantor has agreed to guaranty Company’s obligations under the Lease, as amended by the Fourth Amendment, according to the terms of this Guaranty; and

WHEREAS, the Lease, as amended by the Fourth Amendment, is referred to herein as the “Amended Lease.”

NOW, THEREFORE, for valuable consideration, Guarantor hereby agrees as follows:

1.       Obligations and Duties. Guarantor absolutely, irrevocably and unconditionally guaranties to Arden the full and punctual payment and performance of all obligations and liabilities of Company under the Amended Lease, and to reimburse Arden for its costs and expenses incurred in enforcing the Amended Lease and/or this Guaranty, including but not limited to, attorneys’ fees and other legal expenses, all whether presently existing or hereafter arising (the “Obligations”).

2.       Primary Obligation. This Guaranty is a primary obligation of Guarantor. This Guaranty is intended to be enforceable against Guarantor directly as if Guarantor was the Lessee under the Amended Lease. It is expressly understood that this is a guaranty of payment and performance and not merely of collectability. Guarantor shall, on demand, pay the amounts and/or perform the obligations guaranteed by Guarantor under this Guaranty regardless of whether Arden has instituted suit or exhausted its remedies against Company under the Amended

Lease. No irregularity or enforceability of all or any part of the obligations hereby guaranteed or of any security therefor shall affect, impair or be a defense to this Guaranty. Guarantor waives and agrees not to assert or take advantage of: (a) any right to require Arden to proceed against Company or any other person or to pursue any other remedy before proceeding against Guarantor; (b) any right or defense that may arise by reason of the incapacity, lack of authority, death, dissolution or disability of Company or any other person; and (c) any defense arising by reason of the absence, impairment, modification, limitation, destruction, or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Company, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Company for reimbursement. In addition, Guarantor waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices, and protests of each and every kind.

3.       Binding Effect. This Guaranty shall inure to the benefit of Arden, its successors or assigns. Guarantor shall not assign or delegate any of its responsibilities hereunder to any other party. This Guaranty is binding upon Guarantor and any successors and/or assigns that may be permitted by Arden in its sole discretion.

4.       Waiver. No delay on the part of Arden in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on Guarantor shall be deemed to be a waiver of any obligation of Guarantor or of the right of Arden to take other or further action without notice or demand as provided herein. In any event, no modification or waiver of the provisions hereof shall be effective unless in writing and signed by Arden nor shall any waiver be applicable except in the specific instance or matter for which given.

5.       Costs, Expenses and Attorneys’ Fees. Guarantor will pay, or reimburse Arden for, all costs and expenses, including attorneys’ fees, incurred by Arden in connection with the protection, defense or enforcement of this Guaranty.

6.       Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.       Governing Law. This Guaranty shall be governed by the laws of the state of Minnesota.

Signature page follows

Guarantor has executed this Guaranty this 10 day of March, 2017.

GUARANTOR:

IntriCon Corporation

By	/s/ Scott Longval
Its CFO